AMENDMENT AND TEMPORARY WAIVER AGREEMENT

This THIRD AMENDMENT AND TEMPORARY WAIVER AGREEMENT (this “Amendment”) is made as of the 12th day of August, 2009 among:

(a)           CONCORD STEEL, INC. (formerly known as SIG Acquisition Corp.), a Delaware corporation (“Borrower”);

(b)           the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c)           BANK OF AMERICA, N.A., successor to LaSalle Bank National Association, as lead arranger and administrative agent for the Lenders under the Credit Agreement (“Administrative Agent”).

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 3, 2006, that provides, among other things, for loans and letters of credit aggregating Thirty-Three Million Dollars ($33,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Administrative Agent and the Lenders agree as follows:

1.            Amendment to Definitions.  Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Base Rate”, “Base Rate Margin”, “Borrowing Base”, “L/C Fee Rate”, “LIBOR Margin”, “LIBOR Rate” and “Non-Use Fee Rate” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” means the Base Rate Margin or the LIBOR Margin, as appropriate.

“Base Rate” means at any time a rate per annum equal to the greatest of (a) the Federal Funds Rate plus fifty (50.00) basis points, (b) the Prime Rate, and (c) three hundred twenty-five (325.00) basis points.

“Base Rate Margin” means a rate per annum equal to four hundred fifty (450.00) basis points.

“Borrowing Base” means an amount equal to the sum of:

(a)           (i) for the period from the Third Amendment Effective Date through August 17, 2009, Three Hundred Ninety-Five Thousand Dollars ($395,000), (ii) for the period from August 18, 2009 through August 24, 2009, Seven Hundred Ninety Thousand Dollars ($790,000), (iii) for the period from August 25, 2009 through August 31, 2009, One Million One Hundred Seventy-Eight Thousand Dollars ($1,178,000), (iv) for the period from September 1, 2009 through September 12, 2009, One Million Three Hundred Eighty-Two Thousand Dollars ($1,382,000), and (v) for the period from September 13, 2009 and thereafter, Zero Dollars; provided that the amounts set forth in subparts (iii) and (iv) above are subject to confirmation by the financial consultant hired pursuant to Section 10.13 hereof (acting reasonably) as to the reasonableness of the amount and timing of payments set forth in the Budget for such periods; plus

(b)           the undrawn amount of the Letter of Credit outstanding on the Third Amendment Effective Date; plus

(c)           (i) any amount due and payable by Borrower to the financial consultant hired pursuant to Section 10.13 hereof, but only to the extent such amount is approved in advance by Administrative Agent, and (ii) interest payable to the Lenders under Section 4.2 hereof.

“L/C Fee Rate” means a rate per annum equal to two hundred (200.00) basis points.

“LIBOR Margin” means a rate per annum equal to six hundred (600.00) basis points.

“LIBOR Rate” means a rate per annum equal to the greater of (a) the quotient obtained by dividing (i) the rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by Administrative Agent in its sole and absolute discretion, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period; and (b) one hundred (100.00) basis points.  Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.

“Non-Use Fee Rate” means a rate per annum equal to fifty (50.00) basis points.

2.            Addition to Definitions.  Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Budget” means that certain budget prepared by Borrower, as set forth in the exhibit attached to the Budget Letter.

“Budget Letter” means that certain Budget Letter, dated as of the Third Amendment Effective Date, by and between Administrative Agent and Borrower, as the same may from time to time be amended, restated or otherwise modified.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by one or more Parent Entities with Administrative Agent, without liability by Administrative Agent or the Lenders to pay interest thereon, from which account Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Collection” means any payment made from an Account Debtor to one or more Parent Entities including, but not limited to, cash, checks, drafts and any other form of payment.

“Controlled Disbursement Account” means a commercial Deposit Account designated “controlled disbursement account” and maintained by one or more Parent Entities with Administrative Agent, without liability by Administrative Agent to pay interest thereon.

“Lockbox” means the post office box rented by and in the name of one or more Parent Entities in accordance with Section 10.14(a) hereof.

“Operating Account” means a commercial Deposit Account designated “operating account” and maintained by one or more Parent Entities with Administrative Agent, without liability by Administrative Agent to pay interest thereon, from which account such Parent Entity or Parent Entities, as the case may be, shall have the right to withdraw funds until Administrative Agent, on behalf of the Lenders, terminates such right after the occurrence of a Default or an Event of Default.

“Security Account” means a commercial Deposit Account maintained with Administrative Agent, without liability by Agent to pay interest thereon, as described in Section 10.14(e) hereof.

“Settlement Date” means each Tuesday (or the next Business Day if such Tuesday is not a Business Day), or as often as Administrative Agent, in its sole discretion, deems appropriate.

“Third Amendment Effective Date” means August 13, 2009.

3.            Amendment to Provisions Regarding Borrowing Procedures.  Article II of the Credit Agreement is hereby amended to delete Section 2.2.2 therefrom and to insert in place thereof the following:

2.2.2.  Borrowing Procedures.  Borrower shall give a Notice of Borrowing (which shall include a certification from a Senior Officer that the requested funds shall be used in a manner consistent with the Budget) to Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 1:00 P.M. (Eastern Time) on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 1:00 P.M. (Eastern Time) at least three Business Days prior to the proposed date of such borrowing.  Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor.  So long as Administrative Agent has not received written notice that the conditions precedent set forth in Article XI with respect to such borrowing have not been satisfied, Administrative Agent shall fund such borrowing on the requested borrowing date.  Each borrowing shall be on a Business Day.  Each LIBOR borrowing shall be in an aggregate amount of at least Two Hundred Fifty Thousand Dollars ($250,000) and integral multiples of at least One Hundred Thousand Dollars ($100,000).

4.             Amendment to Swing Line Facility Provisions.  Subsection (a) of Section 2.2.4 of the Credit Agreement is hereby amended to delete the last sentence therefrom and to insert in place thereof the following:

Anything in this Agreement to the contrary notwithstanding (i) effective on the Third Amendment Effective Date and thereafter, Swing Line Loans shall not be available, unless otherwise agreed to by Administrative Agent, in its sole discretion, and (ii) Borrower shall, on the Third Amendment Effective Date, repay the aggregate outstanding principal amount of Swing Line Loans then outstanding.

5.            Amendment to Participation in Letters of Credit Provisions.  Article II of the Credit Agreement is hereby amended to delete Section 2.3.2 therefrom and to insert in place thereof the following:

2.3.2.  Participations in Letters of Credit.  Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and Borrower’s reimbursement obligations with respect thereto.  (For purposes of clarification, to the extent the Issuing Lender is also a Revolving Credit Lender, Letters of Credit issued by the Issuing Lender shall not be included in the calculation of such Revolving Credit Lender’s Commitment Percentage of the Revolving Credit Commitment (other than any participation obligations as a Revolving Credit Lender).)  If Borrower does not pay any reimbursement obligation when due, Borrower shall be deemed to have immediately requested that the Revolving Credit Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations.  Administrative Agent shall, on each Settlement Date, notify the Revolving Credit Lenders of each such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise such Lender shall make available to Administrative Agent its Pro Rata Share of such Revolving Loans in accordance with Section 2.6 hereof.  The proceeds of such Revolving Loan shall be paid over by Administrative Agent to the Issuing Lender for the account of Borrower in satisfaction of such reimbursement obligations.  For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender’s “participation” therein.  The Issuing Lender hereby agrees, upon request of Administrative Agent or any Revolving Credit Lender, to deliver to Administrative Agent or such Revolving Credit Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as Administrative Agent or such Revolving Credit Lender may reasonably request.

6.            Amendment to Borrowing Provisions.  Article II of the Credit Agreement is hereby amended to add the following new Section 2.6 thereto:

Section 2.6    Funding of Loans.  Anything herein to the contrary notwithstanding, on and after the Third Amendment Effective Date, on each Settlement Date (by no later than 2:00 P.M. (Eastern Time)), Administrative Agent shall notify each Lender of the date, amount and type of borrowing of each Loan and, in the case of a LIBOR borrowing, the initial Interest Period with respect thereto.  On each settlement date, each Lender shall provide Administrative Agent at the office specified by Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such Loan.  Each Lender agrees to reimburse Agent for such Lender’s Pro Rata Share of the Loans advanced by Administrative Agent on behalf of such Lender on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that such Lender’s obligation to reimburse Administrative Agent is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Administrative Agent shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Commitment shall have been reduced or terminated.  If Administrative Agent shall elect to advance the proceeds of any Loan prior to receiving funds from such Lender, Administrative Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive such amount from Borrower, promptly after demand, in the event that such Lender shall fail to reimburse Administrative Agent in accordance with this subsection.  If, and to the extent, any Lender shall not have made its portion of the Loan available to Administrative Agent by 3:00 P.M. (Eastern Time) on such Settlement Date and Administrative Agent shall elect to provide such funds, such Lender agrees to pay interest on such amount to Administrative Agent, for Administrative Agent’s account, forthwith on demand, for each day from the date such amount was to have been delivered to Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect, and (b) thereafter, the Base Rate from time to time in effect.

7.            Amendment to Provisions Regarding Interest Payment Dates.  Article IV of the Credit Agreement is hereby amended to delete Section 4.2 therefrom and to insert in place thereof the following:

Section 4.2.  Interest Payment Dates.  Accrued interest on each Base Rate Loan and LIBOR Loan shall be payable in arrears on the first day of each calendar month and on the Termination Date.  After the Termination Date, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

8.            Addition to Fees Provisions.  Article V of the Credit Agreement is hereby amended to add the following new Sections 5.4 and 5.5 to the end thereof:

Section 5.4.   Collateral Audit and Appraisal Fees.  Borrower shall promptly reimburse Administrative Agent, for its sole benefit, for all costs expenses relating to collateral field audits, appraisals (including appraisals for equipment and machinery, real property and Inventory) or other collateral assessments that may be conducted from time to time by or on behalf of Administrative Agent, the scope and frequency of which shall be in the sole discretion of Administrative Agent.

Section 5.5.   Authorization to Debit Accounts.  Borrower hereby agrees that Administrative Agent has the right to debit from any deposit account (including the Cash Collateral Account) of Borrower, amounts owing to Administrative Agent by Borrower under this Agreement and the Loan Documents for payment of fees and expenses incurred in connection therewith.

9.             Amendment to Application of Payments Provisions. Article VII of the Credit Agreement is hereby amended to delete Section 7.1 therefrom and to insert in place thereof the following:

Section 7.1.  Making of Payments.

(a)           Payments from Borrower.  All payments of principal and interest on the Loans, and of all fees, shall be made by Borrower to Administrative Agent in immediately available funds at the office specified by Administrative Agent not later than 2:00 P.M. (Eastern Time) on the date due; and funds received after that hour shall be deemed to have been received by Administrative Agent on the following Business Day.  All payments under Section 8.1 shall be made by Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.

(b)           Payments to Lenders.

(i)           On each Settlement Date, Administrative Agent shall distribute to each Lender its Pro Rata Share, if any, of the amount of principal payments received by Administrative Agent for the account of such Lender.

(ii)          With respect to interest, commitment fees and other payments received by Administrative Agent from Borrower, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share, if any, of the amount of interest, commitment fee or other payment received by Administrative Agent for the account of such Lender.

10.          Amendment to Application of Payments Provisions. Article VII of the Credit Agreement is hereby amended to delete Section 7.2 therefrom and to insert in place thereof the following:

Section 7.2.  Application of Payments.

(a)           Application of Certain Payments.  Except as set forth in subsection (b) below, and so long as no Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments, and (b) voluntary and mandatory prepayments shall be applied as set forth in Section 6.2.  After the occurrence and during the continuance of a Default or an Event of Default, all amounts collected or received by Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Administrative Agent shall determine in its reasonable discretion.  Concurrently with each remittance to any Lender of its share of any such payment, Administrative Agent shall advise such Lender as to the intended application of such payment.

(b)           Application of Amounts in Cash Collateral Account.  The ledger balance in the Cash Collateral Account as of the end of a Business Day shall be applied to the Term Loan at the beginning of the next Business Day; provided that prior to any such application, Administrative Agent, in its sole discretion, may apply proceeds from the Cash Collateral Account to the payment of fees and expenses payable by Borrower to Administrative Agent and the Lenders.  Upon payment in full of the Term Loan, funds from the Cash Collateral Account shall be applied to the other Secured Obligations, at the discretion of Administrative Agent.  Upon payment in full of the Secured Obligations and the termination of the Commitment, deposits of Collections to the Cash Collateral Account shall be credited by Administrative Agent as directed by Borrower.

11.          Amendment to Provisions Regarding Reports, Certificates and Other Information.  Article X of the Credit Agreement is hereby amended to delete Section 10.1.3 therefrom and to insert in place thereof the following:

10.1.3.  Compliance Certificates.  Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and the monthly and quarterly financial statements pursuant to Section 10.1.2, a duly completed Compliance Certificate, dated the date of such financial statements and signed by a Senior Officer of Parent, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.13 and a representation that such Senior Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if there is any such event, describing such event and the steps, if any, being taken to cure such event, and (ii) a written statement of Parent’s management setting forth a discussion of the financial condition, changes in financial condition and results of operations of Parent and Borrower; provided that, anything herein to the contrary notwithstanding, the Compliance Certificates that correspond to the calendar months of January and February of each calendar year shall be delivered concurrently with the quarterly financial statements of Parent for the first Fiscal Quarter of such Fiscal Year.

12.          Amendment to Books, Records and Inspections Provisions.  Section 10.2 of the Credit Agreement is hereby amended to delete the last sentence therefrom.

13.          Amendment to Use of Proceeds.  Article X of the Credit Agreement is hereby amended to delete Section 10.6 therefrom and to insert in place thereof the following:

Section 10.6.  Use of Proceeds.  Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will use the proceeds of the Loans for working capital as outlined in the Budget, to pay any draws made on the Letter of Credit existing on the Third Amendment Effective Date, for payments to the financial consultant hired pursuant to Section 10.13 hereof, and for payment of any interest due under Section 4.2 hereof, and not for any other purpose.

14.           Addition to Affirmative Covenants.  Article X of the Credit Agreement is hereby amended to add the following new Sections 10.13 and 10.14 thereto:

Section 10.13.  Financial Consultant.  Borrower shall, within one week after the Third Amendment Effective Date, hire a third-party financial advisor selected by Borrower and Parent, and acceptable to Administrative Agent, in its discretion, to review and evaluate the financial condition of the Parent Entities.  Such financial advisor shall commence such review and evaluation immediately upon such hiring, but in no event any later than one week after the Third Amendment Effective Date.  Borrower shall pay for all costs and expenses of such financial advisor related to such review and evaluation.  Borrower agrees to cause the Parent Entities to fully cooperate with Administrative Agent and such financial advisor.

Section 10.14.  Cash Management System.  The Parent Entities shall establish and maintain, until the payment in full of the Secured Obligations and the termination of the Commitment, the cash management systems described below.  It is the intent of the parties that Administrative Agent, on behalf of the Lenders, establish full dominion of the funds of each Parent Entity.  The following cash management provisions shall be effective notwithstanding any conflicting provisions in the Guaranty and Collateral Agreement to the contrary:

(a)           Lockbox.  On or before the Third Amendment Effective Date, Parent, on behalf of the Parent Entities, shall (i) establish a lockbox arrangement with Administrative Agent, on behalf of the Lenders (the “Lockbox”), which shall be governed by the Master Agreement, and, within ten days after the Third Amendment Effective Date, shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward all Collections directly to the Lockbox (if any Parent Entity neglects or refuses to notify any Account Debtor to remit all such Collections to the Lockbox, Administrative Agent shall be entitled to make such notification), (ii) hold in trust for Administrative Agent, as fiduciary for Administrative Agent, all checks, cash and other items of payment received by the Parent Entities, (iii) not commingle any Collections with any other funds or property of the Parent Entities, but will hold such funds separate and apart in trust and as fiduciary for Administrative Agent until deposit is made into the Cash Collateral Account, and (iv) close all Deposit Accounts not held with Administrative Agent.

(b)           Cash Collateral Account.  On or before the Third Amendment Effective Date, Parent, on behalf of the Parent Entities, shall have established a Cash Collateral Account with Administrative Agent, on behalf of the Lenders.  All Collections from sales of Inventory or from Account Debtors sent to the Lockbox shall be deposited directly on a daily basis, and in any event no later than the first Business Day after the date of receipt thereof, into the Cash Collateral Account in the identical form in which such Collections were made (except for any necessary endorsements) whether by cash or check.  All amounts deposited in the Cash Collateral Account from the Lockbox or any other source shall be the under the sole and exclusive control of Administrative Agent.  No Parent Entity shall have any interest in or control over such funds.  The Cash Collateral Account shall not be subject to any deduction, set off, banker’s lien or any other right in favor of any Person other than Administrative Agent.

(c)           Operating Account.  Parent, on behalf of the Parent Entities, shall maintain, in its name, an Operating Account with Administrative Agent, into which Administrative Agent shall, from time to time, deposit proceeds of the Revolving Loans made to Borrower for use by the Companies in accordance with the provisions of Section 10.6 hereof.  Unless otherwise agreed by Administrative Agent and Borrower, any Revolving Loan requested by Borrower and made under this Agreement shall be deposited into the Operating Account.  The Parent Entities shall not accumulate or maintain cash in the Operating Account or payroll or other such accounts, as of any date of determination, in excess of checks outstanding against the Controlled Disbursement Account (or Controlled Disbursement Accounts) and other deposit accounts approved by Administrative Agent (such as medical benefit accounts, flexible spending accounts and automated clearing house accounts) as of that date, and amounts necessary to meet minimum balance requirements.

(d)           Controlled Disbursement Account.  Parent, on behalf of the Parent Entities, shall maintain, in the name of Parent, a Controlled Disbursement Account with Administrative Agent, on behalf of the Lenders.  The Parent Entities may maintain more than one Controlled Disbursement Account.  Borrower shall base its requests for Revolving Loans on, among other things, the daily balance of the Controlled Disbursement Account (or Controlled Disbursement Accounts).  Borrower shall not, and shall not cause or permit any Parent Entity, to maintain cash in any Controlled Disbursement Account, as of any date of determination, in excess of checks outstanding against such account as of that date, and amounts necessary to meet minimum balance requirements.

(e)           Lockbox and Security Accounts.  The Lockbox established pursuant to the Lockbox agreement and the Cash Collateral Account, the Operating Account and the Controlled Disbursement Accounts shall be Security Accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Secured Obligations.

(f)           Costs of Collection.  All reasonable costs of collection of the Accounts of each Parent Entity, including out-of-pocket expenses, administrative and record-keeping costs, reasonable attorneys’ fees, and all service charges and costs related to the establishment and maintenance of the Security Accounts shall be the sole responsibility of Borrower, whether the same are incurred by Administrative Agent or such Parent Entity.  Borrower hereby indemnifies and holds Administrative Agent harmless from and against any loss or damage with respect to any deposits made in the Security Accounts that are dishonored or returned for any reason.  If any deposits are dishonored or returned unpaid for any reason, Administrative Agent, in its sole discretion, may charge the amount thereof against the Cash Collateral Account or any other Security Account or other Deposit Account of the Parent Entities.  Administrative Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Administrative Agent, except losses or damages resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(g)           Return of Funds.  Upon the payment in full of the Secured Obligations (other than continuing indemnification obligations) and the termination of the Commitment hereunder, (i) Administrative Agent’s security interests and other rights in funds in the Security Accounts shall terminate, (ii) all rights to such funds shall revert to the Parent Entities, and (iii) Administrative Agent will, at Borrower’s expense, take such steps as Borrower may reasonably request to evidence the termination of such security interests and to effect the return to the Parent Entities such funds.

(h)           Attorney-in-Fact to Endorse Documents.  Administrative Agent, or Administrative Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for each Parent Entity with authority and power to endorse any and all instruments, documents, and chattel paper upon the failure of such Parent Entity to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by Administrative Agent at any time and without any request upon Borrower by Administrative Agent to so endorse, and (iii) exercisable in the name of Administrative Agent or such Parent Entity.  Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

15.          Amendment to Indebtedness Provisions.  Section 11.1 of the Credit Agreement is hereby amended to delete subsections (i) and (j) therefrom and to insert in place thereof, respectively, the following:

(i)           unsecured Indebtedness that is subordinated in right of payment to the Obligations hereunder and otherwise on terms and conditions acceptable to Administrative Agent and the Required Lenders, and pursuant to documentation satisfactory to Administrative Agent, up to an aggregate amount, at any time outstanding, of Ten Million Dollars ($10,000,000); and

(j)           Reserved.

16.          Closing Deliveries.  Concurrently with the execution of this Amendment cause Borrower and each Guarantor of Payment to execute the attached Acknowledgment and Agreement.

17.          Fees and Expenses.  Borrower hereby agrees that the following fees and expenses shall be due and payable as of the Third Amendment Effective Date and that Administrative Agent is hereby authorized to immediately commence application of funds in the Cash Collateral Account to the payment of such fees and expenses:

(a)           an amendment fee to Administrative Agent, for the pro rata benefit of the Lenders, in an amount equal to Fifty Thousand Dollars ($50,000); and

(b)           all legal fees and expenses of Administrative Agent in connection with this Amendment.

18.           Temporary Waiver of Specific Defaults.  Borrower has notified Agent and the Lenders that Borrower has failed to comply with certain financial covenants set forth in Section 11.13 of the Credit Agreement for the period ending June 30, 2009 (the “Violations”).  Borrower has requested that Administrative Agent and the Lenders temporarily waive the Events of  Default that exist solely by virtue of the Violations.  Administrative Agent and the Lenders hereby temporarily waive the aforesaid Events of Default for the period from the Third Amendment Effective Date through September 12, 2009 on the conditions that, after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document.  This Amendment shall serve as evidence of such temporary waiver.  Borrower agrees with Administrative Agent and the Lenders that (a) the temporary waiver granted herein applies only to the Violations that relate to the periods set forth in this Section 19 and to no other period, (b) on September 13, 2009 and thereafter, the Violations shall not have been waived and the related Events of Default shall be back in effect (unless otherwise waived by Administrative Agent and the Required Lenders in writing), (c) except with respect to the limited waiver granted herein specifically relating to the Violations, Administrative Agent and the Lenders shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, and (d) Administrative Agent and the Lenders have not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents. The temporary waiver requested by Borrower and granted by Administrative Agent and the Lenders hereunder relates solely to the items specifically set forth in this Section 18.  No further waiver has been requested or granted.

19.          Temporary Suspension of Certain Representations and Warranties.  Borrower has notified Agent and the Lenders that Borrower is no longer able to make certain of the representations and warranties set forth in Sections 9.5, 9.6, 9.7, 9.13, 9.14 and 9.22 of the Credit Agreement (the “Suspended Representations and Warranties”).  Administrative Agent and the Lenders hereby agree that the Suspended Representations and Warranties shall not be in effect for the period from the Third Amendment Effective Date through September 12, 2009.   The temporary suspension of the Suspended Representations and Warranties requested by Borrower and granted by Administrative Agent and the Lenders hereunder relates solely to the items specifically set forth in this Section 19.

20.          Confirmation of Obligations Under Second Amendment Letter Agreement.  Borrower hereby acknowledges and confirms the obligations of Borrower pursuant to that certain Second Amendment Letter Agreement, dated March 13, 2008.

21.          Representations and Warranties.  Borrower hereby represents and warrants to Administrative Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (e) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

22.           Waiver.  Borrower, by signing below, hereby waives and releases Administrative Agent and the Lenders (and their respective directors, officers, employees, attorneys, affiliates and subsidiaries) from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

23.          No Other Promises or Inducements.  There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Amendment other than those that are set forth in this Amendment.  This Amendment has been entered into by Borrower freely, voluntarily, with full knowledge, and without duress, and, in executing this Amendment, Borrower is not relying on any other representations, either written or oral, express or implied, made to Borrower by Administrative Agent or any Lender.  Borrower agrees that the consideration received by Borrower under this Amendment has been actual and adequate.

24.          References to Credit Agreement.  Each reference that is made in the Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

25.          Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

26.          Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

27.          Severability.  Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

28.           Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER.  BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

CONCORD STEEL, INC., formerly known as SIG Acquisition Corp. By: ________________________________________ Name: ______________________________________ Title: _______________________________________

BANK OF AMERICA, N.A.,
as Administrative Agent, as Issuing Lender, as
Swing Line Lender and as a Lender

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

FIRSTMERIT BANK, N.A. By: ________________________________________ Name: ______________________________________ Title: _______________________________________
FIFTH THIRD BANK By: ________________________________________ Name: ______________________________________ Title: _______________________________________
RBS CITIZENS, NATIONAL ASSOCIATION By: ________________________________________ Name: ______________________________________ Title: _______________________________________

Signature Page to
Third Amendment and Temporary Waiver Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Third Amendment and Temporary Waiver Agreement dated as of August 13, 2009.  The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty and Collateral Agreement executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

Each Guarantor of Payment agrees that there are no promises or inducements that have been made to such Guarantor of Payment to cause such Guarantor of Payment to execute this Guarantor Acknowledgment and Agreement.  The foregoing Third Amendment and Temporary Waiver Agreement has been acknowledged and consented to by such Guarantor of Payment freely, voluntarily, with full knowledge, and without duress, and, in executing this Guarantor Acknowledgment and Agreement, no Guarantor of Payment is relying on any other representations, either written or oral, express or implied, made to such Guarantor of Payment by Administrative Agent or any Lender.  Each Guarantor of Payment agrees that the consideration received by Borrower and the other Credit Parties under the foregoing Third Amendment and Temporary Waiver Agreement has been actual and adequate.  The undersigned hereby waive and release Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

STAMFORD INDUSTRIAL GROUP, INC. By: __________________________________ Name: _______________________________ Title: ________________________________	CRC WILMINGTON ACQUISITION, LLC By: __________________________________ Name: _______________________________ Title: ________________________________
1451 BUENA VISTA AVENUE, LLC By: __________________________________ Name: _______________________________ Title: ________________________________

Signature Page to
Guarantor Acknowledgment and Agreement to
Third Amendment and Temporary Wavier Agreement